Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We the undersigned, Barry J. Lucas, President (Principal Executive Officer) and Michael J. Malbourne, Treasurer (Principal Financial Officer) of Elray Resources, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Annual  Report on Form 10-K of the Company for the quarter ended December 31, 2009 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/  Barry J. Lucas

Barry J. Lucas

President and Chief Executive Officer

/s/Michael J. Malbourne

Michael J. Malbourne
Director and Secretary (Principal Financial Officer)

April 15, 2010

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.